Exhibit 5.1

F. Mark Reuter

DIRECT DIAL: 513.579.6469
E-MAIL: MReuter@KMKLAW.com

September 11, 2025

LSI Industries Inc. 10000 Alliance Road Cincinnati, Ohio 45242

Re:	Registration Statement on Form S-3 Filed by LSI Industries Inc.

Ladies and Gentlemen:

We have acted as counsel to LSI Industries Inc., an Ohio corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), including a prospectus (the “Base Prospectus”) relating to the public offering of securities to be issued and sold by the Company which may include (i) debt securities of the Company (collectively, the “Debt Securities”), (ii) shares (the “Shares”) of common stock of the Company (the “Common Stock”), (iii) shares of preferred stock of the Company (the “Preferred Stock”), and (iv) warrants to purchase Common Stock, Debt Securities or other securities of the Company (the “Warrants”). The Registration Statement also covers up to 1,534,819 in the aggregate of shares of Common Stock for resale by selling stockholders (the “Resale Shares”). The Common Stock (including the Resale Shares), Preferred Stock, Warrants and Debt Securities are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the 1933 Act as set forth in the Registration Statement, the Base Prospectus therein and supplements to the prospectus referred to therein.

We have, as counsel, examined such corporate records, certificates of public offices and officers of the Company and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. As to various questions of fact material to such opinions, we have relied upon representations of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates of records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

September 11, 2025

In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based solely on the examination described above, we are of the opinion that:

1.

When (i) all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company has been taken, (ii) the issuance, execution and delivery of the Debt Securities have been duly authorized by all necessary corporate action of the Company, and (iii) the due execution, authentication, issuance and delivery of such Debt Securities has been completed, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of an applicable indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.

When (i) in the case of Shares issued by the Company, the terms of the issuance and sale of the Shares shall have been duly authorized by all necessary corporate action of the Company and/or (ii) the Shares shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Shares, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, and if Shares are issued pursuant to Warrants, as contemplated by the terms thereof and of the agreements relating thereto, assuming that the Company has reserved for issuance the requisite number of shares of Common Stock, the Shares will be duly authorized, validly issued, fully paid and nonassessable. The Resale Shares are duly authorized, validly issued, fully paid and nonassessable.

3.

When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated (Consolidated) Articles of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and authorized by all necessary corporate action of the Company, (ii) an amendment to the Amended and Restated (Consolidated) Articles of Incorporation fixing and determining the terms of the Preferred Stock shall have been filed with and accepted by the Secretary of State of the State of Delaware and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

September 11, 2025

4.

When (i) the terms of the issuance and sale of the Warrants shall have been duly authorized by all necessary corporate action of the Company, (ii) the Warrants shall have been authenticated by the applicable warrant agent pursuant to the terms of a Warrant Agreement and (iii) the Warrants shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Warrants, the Warrants will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs (1) and (4) above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (n) the severability, if invalid, of provisions to the foregoing effect.

We have assumed that the execution and delivery of, and the performance of the Company’s obligations under the instruments governing the Debt Securities, and/or Warrants does not and will not: (A) require any consent or approval of or registration or filing with, or any other action by, any governmental authority or (B) violate or conflict with, result in a breach of, or constitute a default under (1) any agreement or instrument to which the Company, or any of its affiliates is a party or by which the Company or any of its affiliates or any of its properties may be bound, (2) any approval of, or registration with, any governmental authority that may be applicable to the Company, or any of its affiliates or any of its properties, (3) any judgment, decree or order that may be applicable to the Company, or any of its affiliates or any of its properties or (4) any law.

September 11, 2025

Our opinions expressed above are limited to the General Corporation Law of the State of Ohio, the State of New York and the federal laws of the United States of America. Without limiting the generality of the foregoing, we express no opinion with respect to (i) federal banking laws, (ii) any antitrust, environmental, employee benefit or pension, real property, zoning, land use, leasing, building or construction or tax laws, rules or regulations, (iii) any privacy, national security, antiterrorism, money laundering, racketeering, criminal and civil forfeiture, foreign corrupt practices, foreign asset or trading control laws (including, without limitation, the Foreign Corrupt Practices Act, the Trading with the Enemy Act, International Emergency Economic Powers Act, the USA PATRIOT Act and the Foreign Investment Risk Review Modernization Act), or any related enabling legislation, executive order, rule or regulation, (iv) the Corporate Transparency Act, (v) any laws, rules or regulations related to health, safety, healthcare, food or drugs, public utilities,energy, or insurance, or (vi) any municipal or other local law, rule or regulation.

These opinions are given as of the date hereof. We assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. These opinions are strictly limited to the matters stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to be named in the Registration Statement as the attorneys who have passed upon legal matters in connection with the issuance of the common stock and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whom consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Sincerely, /S/ KEATING MUETHING & KLEKAMP PLL